Exhibit 99.1

Surrozen Announces an Oversubscribed $175 Million Private Placement of Securities to Focus on Selective Wnt Mimetic Therapeutics to Treat Serious Eye Diseases

Company prioritizes ophthalmology pipeline programs with potential to provide new or improved treatment options in multiple severe and disabling eye diseases

Announces an oversubscribed financing of $175 million in gross proceeds, which funds multiple ophthalmology programs through phase 1 safety, tolerability and efficacy studies

Company discontinues clinical development of SZN-043 in severe alcohol associated hepatitis

SOUTH SAN FRANCISCO, Calif., March 24, 2025 (GLOBE NEWSWIRE) — Surrozen, Inc. (“Surrozen” or the “Company”) (Nasdaq: SRZN), a company pioneering targeted therapeutics that selectively activate the Wnt Pathway for tissue repair and regeneration, today announced that the company will focus its Wnt biology expertise and Wnt signal modulation antibody technologies on its ophthalmology programs including development of new treatment options for retinopathies. The Company also announced a private placement consisting of two tranches in aggregate up to $175 million in gross proceeds to fund multiple ophthalmology programs through initial Phase 1 safety, tolerability and efficacy studies.

Modulation of Wnt signaling has the potential to be relevant in a broad range of highly prevalent eye diseases including “wet” and “dry” Age Related Macular Degeneration (AMD), diabetic retinopathy, Fuchs’ endothelial corneal dystrophy (FECD), and non-infectious uveitis as well as certain rare eye diseases like retinitis pigmentosa, Stargardt’s and Familial Exudative Vitreoretinopathy (FEVR). The two lead candidates for the treatment of retinopathies include SZN-8141 (Fzd4/VEGF) and SZN-8143 (Fzd4/VEGF/IL-6).

The Company will discontinue development of SZN-043 in severe alcohol associated hepatitis. While treatment with SZN-043 was safe and well-tolerated and demonstrated positive changes in liver function assays, there was not a sufficient early signal of clinical benefit to warrant further investment given the challenges associated with an acutely sick target population and a lengthy clinical development path.

“Given the significant progress and potential of our ophthalmology programs, we have decided to focus on our robust ophthalmology pipeline. Importantly, our retinal ophthalmology programs represent novel combinations of clinically validated targets for treating a broad spectrum of serious eye diseases. We look forward to advancing our proprietary ophthalmology candidates to the clinic including our collaboration with Boehringer Ingelheim to advance SZN-413 into development,” said Craig Parker, President and Chief Executive Officer of Surrozen. “Given the decision to discontinue SZN-043, we want to thank the subjects, our collaborators and the medical professionals who participated in clinical trials and helped advance our understanding of Wnt mimetics in acute liver disease.”

Wholly-Owned Ophthalmology Portfolio

SZN-8141 combines Frizzled 4 (Fzd4) agonism and Vascular Endothelial Growth Factor (VEGF) antagonism which has the potential to provide benefits over treatment with single agents for Diabetic Macular Edema (DME) and neovascular Age Related Macular Degeneration (wet AMD).

SZN-8143 combines Fzd4 agonism, VEGF antagonism, and interleukin-6 (IL-6) antagonism which may have benefits over single agents for treatment of DME/wet AMD/uveitic macular edema (UME).

The current standard of care for diabetic retinopathy (including DME), retinal vein occlusion and wet AMD is intravitreal administration of anti-VEGF monotherapies. In addition, Fzd4 monotherapy has demonstrated proof of concept in clinical trials. Surrozen believes SZN-8141 and SZN-8143 have the potential to treat multiple retinopathy indications and be differentiated from existing therapies. Data generated in preclinical models of retinopathy demonstrated that both SZN-8141 and SZN-8143 stimulated Wnt signaling and induced normal retinal vessel regrowth while suppressing pathological vessel growth.

Financing Overview

The Company has entered into a securities purchase agreement with certain institutional and accredited investors to purchase shares of common stock, or pre-funded warrants in lieu thereof, and accompanying warrants to purchase shares of common stock. The private placement was priced “at-the-market” under the rules and regulations of The Nasdaq Stock Market LLC.

At the initial closing, expected on or about March 26, 2025 the Company will issue to the investors 6,034,494 units, each consisting of one share of common stock, or pre-funded warrant in lieu thereof, and one half of a common stock warrant, at a purchase price of $11.60 for gross proceeds of approximately $70 million, before deducting placement agent fees and other expenses payable by the Company. Each pre-funded warrant has an exercise price of $0.0001 per share, is exercisable immediately and will not expire until exercised in full.

At the second closing, investors have committed to purchase an additional 9,051,742 units, each consisting of one share of common stock, or pre-funded warrant in lieu thereof, and one half of a common stock warrant, at a purchase price of $11.60 for gross proceeds of approximately $105 million, before deducting placement agent fees and other expenses payable by the Company. Each pre-funded warrant has an exercise price of $0.0001 per share, is exercisable immediately and will not expire until exercised in full. The second closing is subject to the receipt of clearance from the FDA of the Company’s Investigational New Drug Application for SZN-8141, expected in 2026. In connection with the private placement, the exercise prices of the Company’s outstanding Series A common stock warrants and Series B common stock warrants are being reduced and the Company’s outstanding Series C common stock warrants and Series D common stock warrants are being cancelled.

The financing was led by Venrock Healthcare Capital Partners and includes participation from new and existing investors, including The Column Group, Access Biotechnology, RA Capital Management, Vivo Capital, Spruce Street Capital, 5AM Ventures, Kalehua Capital, Samsara BioCapital, Acuta Capital Partners, StemPoint Capital, Braidwell LP and other leading life sciences investors. In connection with the financing, Tim Kutzkey, Ph.D. will be joining the Surrozen Board of Directors.

Guggenheim Securities, LLC is acting as sole placement agent for the private placement.

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Surrozen has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and shares of common stock issuable upon the exercise of the warrants issued in the private placement within 30 days of the closing.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About SZN-413 for Retinal Diseases

SZN-413 is a bi-specific antibody targeting Fzd4-mediated Wnt signaling designed using Surrozen’s SWAP™ technology. It is currently being developed for the treatment of retinal vascular-associated diseases. Data generated by Surrozen with SZN-413 in preclinical models of retinopathy demonstrated that SZN-413 could potently stimulate Wnt signaling in the eye, induce normal retinal vessel regrowth, suppress pathological vessel growth and reduce vascular leakage. This novel approach could thus potentially allow for regeneration of healthy eye tissue, not only halting retinopathy, but possibly allowing for a full reversal of the patient’s disease.

In the fourth quarter of 2022, Surrozen entered into a strategic partnership with Boehringer Ingelheim for the research and development of SZN-413 for the treatment of retinal diseases. Under the terms of the agreement, Boehringer Ingelheim received an exclusive, worldwide license to develop SZN-413 and other Fzd4-specific Wnt-modulating molecules for all purposes, including as a treatment for retinal diseases, in exchange for an upfront payment to Surrozen of $12.5 million. Surrozen will also be eligible to receive up to $587.0 million in success-based development, regulatory, and commercial milestone payments, in addition to mid-single digit to low-double digit royalties on sales. After an initial period of joint research, Boehringer Ingelheim will assume all development and commercial responsibilities.

About Surrozen

Surrozen is a biotechnology company discovering and developing drug candidates to selectively modulate the Wnt pathway. Surrozen is developing tissue-specific antibodies designed to engage the body’s existing biological repair mechanisms with a current focus in ophthalmology.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “will,” “plan,” “intend,” “potential,” “expect,” “could,” or the negative of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Surrozen’s discovery, research and development activities, in particular its development plans for its product candidates (including anticipated clinical development plans and timelines, the availability of data, the potential for such product candidates to be used to treat human disease, as well as the potential benefits of such product candidates); the Company’s partnership with Boehringer Ingelheim, including the potential for future success-based development, regulatory, and commercial milestone payments, in addition to mid-single digit to low-double digit royalties on sales; the potential of TGF-ß to be a novel, first-in-class therapeutic to treat the pathology of Idiopathic Pulmonary Fibrosis; the anticipated initial closing of the Company’s private placement; and the anticipated second closing of the Company’s private placement, which is subject to the receipt of clearance from the FDA of the Company’s Investigational New Drug Application for SZN-8141, expected in 2026. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Surrozen and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Surrozen. These forward-looking statements are subject to a number of risks and uncertainties, including the initiation, cost, timing, progress and results of research and development activities, preclinical and clinical trials with respect to its product candidates and potential future drug candidates; the Company’s ability to fund its preclinical and clinical trials and development efforts, whether with existing funds or through additional fundraising; Surrozen’s ability to identify, develop and commercialize drug candidates; Surrozen’s ability to successfully complete preclinical and clinical studies for Sits product candidates; the effects that arise from volatility in global economic, political, regulatory and market conditions; and all other factors discussed in Surrozen’s Annual Report on Form 10-K for the year ended December 31, 2023 and Surrozen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors,” and other documents Surrozen has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Surrozen presently does not know, or that Surrozen currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Surrozen’s expectations, plans, or forecasts of future events and views as of the date of this press release. Surrozen anticipates that subsequent events and developments will cause its assessments to change. However, while Surrozen may elect to update these forward-looking statements at some point in the future, Surrozen specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Surrozen’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor/Media Contact:

Email: Investorinfo@surrozen.com